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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 July 26, 2004

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                               RENT-A-CENTER, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                                        0-25370                          45-0491516
(State or Other Jurisdiction                   (Commission                       (IRS Employer
of Incorporation)                              File Number)                      Identification No.)

                              5700 TENNYSON PARKWAY
                                   THIRD FLOOR
                               PLANO, TEXAS 75024
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 801-1100
                             (Registrant's telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

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EXPLANATORY NOTE

This Form 8-K/A amends the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2004. The purpose of this amendment is to correct a calculation in the press release filed with the original Current Report as set forth in Item 12 below. This amendment does not otherwise modify or update any of the other information contained in the original Current Report.


ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 27, 2004, the registrant issued a press release announcing its financial results for the quarter ended June 30, 2004. The press release was filed as
Exhibit 99.1 to the Form 8-K filed on July 27, 2004, and contained an error in a calculation in the fifth paragraph relating to the percentage increase in cash flow from operations for the six months ended June 30, 2004 as compared to the six months ended June 30, 2003. The first sentence of the fifth paragraph of the press release should read as follows: "Through the six-month period ended June 30, 2004, the Company generated cash flow from operations of approximately $199.7 million, an increase of approximately 9.0% for the same period of the prior year, while ending the quarter with $86.2 million of cash on hand."


                                      -2-
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               RENT-A-CENTER, INC.




Date: July 27, 2004           By: /s/ ROBERT D. DAVIS
                                  ----------------------------------------------
                                  Robert D. Davis
                                  Senior Vice President - Finance, Treasurer
                                  and Chief Financial Officer